UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 9, 2013

CENTURY CASINOS, INC.

(Exact Name of Registrant as specified in its charter)

Delaware	0-22290	84-1271317
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification Number)

2860 South Circle Drive, Suite 350, Colorado Springs, CO	80906
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code:	719-527-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

o	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

o	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

o	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

o	Pre-commencement pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry Into a Material Definitive Agreement

On April 9, 2013,  Century Casinos, Inc.’s subsidiary Century Casinos Europe GmbH signed the final share sale agreement with LOT Polish Airlines to complete the purchase of an additional 33.3% ownership interest in Casinos Poland Ltd (“CPL”). Century Casinos, Inc. now owns a 66.6% ownership interest in CPL

The purchase price of the investment was approximately $6.8 million. The Company borrowed from its Bank of Montreal credit agreement to pay for the investment.

A copy of the Share Sale Agreement is furnished herewith as Exhibit 10.4.

Item 2.01 Completion of Acquisition or Disposition of Assets

The information set forth in Item 1.01 of this Current Report on Form 8-K is incorporated into this Item 2.01 by reference.

Item 7.01 Regulation FD Disclosure.

On April 9, 2013, the Company issued a press release announcing the purchase of an additional 33.3%  ownership in CPL. A copy of the press release is furnished herewith as Exhibit 99.1

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

10.4

Share Sale Agreement by and between Polskie Linie Lotnicze LOT S.A. and Century Casinos Europe GmbH dated April 8, 2013.

99.1

Century Casinos, Inc. press release announcing completion of agreement to purchase an additional 33.3% ownership in CPL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Century Casinos, Inc.
(Registrant)

Date: April 9, 2013	By : /s/ Margaret Stapleton
Margaret Stapleton
Executive Vice President and Principal Financial/Accounting Officer